Exhibit 99.1

WestRock Reports Fiscal 2019 Third Quarter Results

North American Organic Box Shipments Increased 2.7%

KapStone Synergies Ahead of Schedule

ATLANTA--(BUSINESS WIRE)--August 1, 2019--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal third quarter ended June 30, 2019.

Third Quarter 2019 Highlights

  Earned $0.98 per diluted share and $1.11 of adjusted earnings per diluted share compared to $1.03 per diluted share and $1.09 of adjusted earnings per diluted share in the prior year quarter.
  The Corrugated Packaging segment delivered a Segment EBITDA margin of 20.6% and a North American Adjusted Segment EBITDA margin of 23.1%, an increase of 20 basis points and 110 basis points, respectively, compared to the prior year quarter.
  Achieved $80 million of run-rate synergies and performance improvements towards our target of achieving $200 million for the KapStone acquisition by the end of fiscal 2021.
  Recorded $15 million of pre-tax income, or $0.04 per diluted share, for the receipt of business interruption insurance proceeds related to the impact of Hurricane Michael on the Panama City, Florida mill that was not included in the Company’s guidance for the quarter.
  Total debt declined $257 million and Net Debt declined $282 million compared to the second quarter of fiscal 2019.

“The WestRock team executed well in the third fiscal quarter,” said Steve Voorhees, chief executive officer. “We remain focused on generating organic growth, maximizing the full potential of our broad, comprehensive product portfolio and delivering on our productivity and cash flow generation goals. With the advantages of our diverse portfolio and the multiple levers in our control, I remain confident in our ability to create long-term value for our customers and stockholders.”

Consolidated Financial Results

WestRock’s performance for the three months ended June 30, 2019 and June 30, 2018 (in millions):

	Three Months Ended
	June 30, 2019	June 30, 2018	Change

Net sales	$4,690.0	$4,137.5	$552.5
Less: Recycling net sales	-	(105.7)	105.7
Net sales, excluding Recycling	$4,690.0	$4,031.8	$658.2

Segment income	$485.3	$457.9	$27.4
Non-allocated expenses	(24.4)	(13.0)	(11.4)
Depreciation	274.4	231.1	43.3
Amortization	110.9	84.3	26.6
Segment EBITDA	846.2	760.3	85.9
Adjustments (1)	11.3	(6.8)	18.1
Adjusted Segment EBITDA	$857.5	$753.5	$104.0

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended June 30, 2019 compared to June 30, 2018:

Net sales increased $553 million compared to the prior year quarter, primarily due to $628 million of increased Corrugated Packaging segment net sales mainly due to the acquisition of KapStone Paper and Packaging Corporation (“KapStone”) and higher selling prices for domestic containerboard and corrugated containers, partially offset by declining export prices. These increases in net sales were partially offset by the absence of $106 million of recycling sales compared to the prior year quarter as a result of conducting the operations primarily as a procurement function beginning in fiscal 2019, lower containerboard volumes and unfavorable foreign currency impacts. Additionally, Land and Development segment net sales and Consumer Packaging segment net sales were lower by $56 million and $20 million, respectively.

Segment income increased $27 million compared to the prior year quarter, primarily due to $71 million of increased Corrugated Packaging segment income that was partially offset by $35 million of decreased Consumer Packaging segment income and $8 million of decreased Land and Development segment income. The increase in segment income was primarily due to the contribution from acquired operations, higher selling price/mix across our segments and productivity improvements. These items were largely offset by lower volumes across our segments, economic downtime, cost inflation, increased maintenance and scheduled strategic outage expense including the project at our Covington, Virginia mill, and lower Land and Development segment income due to sales winding down.

Additional information about the changes in segment net sales and income is included in the discussions below.

Restructuring and Other Items

Restructuring and other items during the third quarter of fiscal 2019 included the following pre-tax costs:

  $11 million of integration costs, primarily related to the KapStone acquisition
  $6 million of restructuring costs, primarily associated with severance and other employee costs related to the KapStone acquisition and the consolidation of operations
  $1 million of acquisition costs, principally professional fees related to various initiatives

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $735 million in the third quarter of fiscal 2019 compared to $662 million in the prior year quarter. As a result of the retrospective adoption of certain accounting standards discussed below under “Other Presentation Items”, net cash provided by operating activities for the three months ended June 30, 2018 decreased by $110 million with a corresponding $104 million increase to cash provided by investing activities and a $6 million increase in cash, cash equivalents, and restricted cash. During the third quarter of fiscal 2019, the Company received $30 million of insurance proceeds related to the impact of Hurricane Michael on the Panama City, Florida mill, of which $15 million was for business interruption and $15 million was for direct costs and property damage. Of the $30 million, $22 million was included in operating activities and $8 million was included in investing activities.

Total debt was $10.5 billion at June 30, 2019, or $10.3 billion excluding $234 million of non-cash acquisition related step-up. Total debt declined $257 million and Net Debt declined $282 million in the third quarter of fiscal 2019. During the third quarter of fiscal 2019, WestRock invested $351 million in capital expenditures, paid $117 million in dividends to stockholders and paid $29 million for the purchase of and investment in businesses.

Segment Results

In the first quarter of fiscal 2019, the Company aligned its financial results for all periods presented in this press release to move its merchandising displays operations from its Consumer Packaging segment to its Corrugated Packaging segment. Additionally, beginning in the first quarter of fiscal 2019, the Company began conducting its recycling operations primarily as a procurement function. As a result, no recycling net sales have been recorded and the margin from the Company’s recycling operations reduces cost of goods sold.

WestRock’s segment performance for the three months ended June 30, 2019 and June 30, 2018 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	June 30, 2019	June 30, 2018	Change

Segment net sales	$3,072.8	$2,444.6	$628.2
Less: Recycling net sales	-	(111.4)	111.4
Segment net sales, excluding Recycling	$3,072.8	$2,333.2	$739.6

Segment income	$392.7	$321.9	$70.8
Depreciation	183.2	147.0	36.2
Amortization	58.2	30.6	27.6
Segment EBITDA	634.1	499.5	134.6
Adjustments (1)	10.3	3.3	7.0
Adjusted Segment EBITDA	$644.4	$502.8	$141.6

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended June 30, 2019 compared to June 30, 2018:

  Segment net sales increased $628 million and segment net sales, adjusted to exclude recycling net sales in the prior year quarter for comparability, increased $740 million. The increase in segment net sales was primarily due to $797 million from the acquired KapStone operations and $33 million of higher selling price/mix. These items were partially offset by the absence of $111 million of recycled net sales, $81 million of lower volumes and $14 million of unfavorable foreign currency impacts.
  The Corrugated Packaging segment delivered a Segment EBITDA margin of 20.6% and a North American Adjusted Segment EBITDA margin of 23.1%, an increase of 20 basis points and 110 basis points, respectively.
  North American box shipments increased 20.0% on a per day basis, and approximately 2.7% on an organic basis.
  Segment income increased $71 million due primarily to $88 million of contribution from the acquired KapStone operations before economic downtime, an estimated $39 million of productivity improvements and $19 million of higher selling price/mix. These items were partially offset by an estimated $23 million related to 165,000 tons of economic downtime, $21 million of lower volumes and an estimated $17 million of cost inflation, as well as other costs.
  The Company recorded $15 million of pre-tax income, or $0.04 per diluted share, for the receipt of business interruption insurance proceeds, that was not included in its guidance for the quarter.
  Results in the third quarter of fiscal 2018 were negatively affected by an estimated $11 million of start-up issues following a major maintenance outage at the Company’s Panama City, Florida mill.

Consumer Packaging Segment

	Three Months Ended
	June 30, 2019	June 30, 2018	Change

Segment net sales	$1,650.1	$1,669.6	$(19.5)

Segment income	$91.0	$126.1	$(35.1)
Depreciation	88.0	82.4	5.6
Amortization	52.7	53.7	(1.0)
Segment EBITDA	231.7	262.2	(30.5)
Adjustments (1)	1.6	0.1	1.5
Adjusted Segment EBITDA	$233.3	$262.3	$(29.0)

(1) See Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended June 30, 2019 compared to June 30, 2018:

  Segment net sales decreased $20 million due to $31 million of lower volumes and $26 million of unfavorable foreign currency impacts. These items were partially offset by $29 million of higher selling price/mix and $9 million from acquisitions.
  Consumer Packaging converting shipments increased 1.3%. North America converting shipments were up 2.7% and were partially offset by declines in Europe and Asia.
  Segment income decreased $35 million as $33 million of higher selling price/mix and an estimated $9 million of productivity improvements were more than offset by an estimated $27 million of cost inflation and $16 million of lower volume, an estimated $22 million due to increased maintenance and scheduled strategic outage expense including the project at the Covington, Virginia mill, as well as other costs.

Land and Development Segment

	Three Months Ended
	June 30, 2019	June 30, 2018	Change

Segment net sales	$8.6	$64.8	$(56.2)

Segment income	$1.6	$9.9	$(8.3)
Depreciation	-	0.4	(0.4)
Segment EBITDA	1.6	10.3	(8.7)
Adjustments (1)	(1.6)	(10.3)	8.7
Adjusted Segment EBITDA	$-	$-	$-

(1) See Adjusted Net Income tables on page 12 for adjustments

The Company has excluded the results of the Land and Development segment from adjusted earnings per diluted share. The decline in segment net sales and segment income were due to sales winding down.

Other Presentation Items

Due to the October 1, 2018, retrospective adoption of ASU 2017-07 “Compensation: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” the Company has presented the non-service components of its pension and other postretirement income separately from the service components (now as “pension and other postretirement non-service income”) and outside the subtotal of operating income (formerly in “cost of goods sold” and “selling, general and administrative, excluding intangible amortization”). The Company’s condensed consolidated statements of income have been recast for all periods presented.

The Company’s condensed consolidated statements of cash flows have been recast for all periods presented in this press release to reflect the retrospective adoption of certain accounting standards, notably ASU 2016-15 “Classification of Certain Cash Receipts and Cash Payments” on October 1, 2018. The adoption of ASU 2016-15 resulted in a change in classification of proceeds received for beneficial interests obtained from selling certain trade receivables as investing activities instead of operating activities in the statement of cash flows. The Company modified the accounts receivable factoring arrangement at the end of fiscal 2018 and, therefore, there was no current year impact. The Company also adopted the provisions of ASU 2016-18, “Restricted Cash” on October 1, 2018 on a retrospective basis. As a result of the adoption, the Company has included amounts generally described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the condensed consolidated statements of cash flows.

Cash provided by operating activities for the three and nine months ended June 30, 2018 decreased by $110 million and $371 million, respectively, with a corresponding increase to cash provided by investing activities of $104 million and $365 million, respectively, and increases of $6 million in cash, cash equivalents, and restricted cash in each period as a result of these retrospective adoptions.

The Company aligned its segment results for all periods presented in this press release to allocate certain previously non-allocated costs and certain pension and other postretirement non-service income to its reportable segments. The Company has also aligned its financial results for all periods presented in this press release as discussed under “Segment Results.”

Conference Call

WestRock will host a conference call to discuss its results of operations for the third quarter of fiscal 2019 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on August 1, 2019. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 5647818. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations in North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that (i) we remain focused on generating organic growth, maximizing the full potential of our broad, comprehensive product portfolio and delivering on our productivity and cash flow generation goals and (2) with the advantages of our diverse portfolio and the multiple levers in our control, our chief executive officer remains confident in our ability to create long-term value for our customers and stockholders. With respect to these statements, WestRock has made assumptions regarding, among other things, our ability to effectively integrate the operations of KapStone; the results and impacts of acquisitions; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. WestRock's businesses are subject to a number of risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; our ability to realize anticipated synergies from the KapStone acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net sales	$4,690.0	$4,137.5	$13,637.4	$12,048.5
Cost of goods sold	3,701.1	3,270.4	10,967.1	9,618.5
Selling, general and administrative, excluding intangible amortization	442.4	380.7	1,287.4	1,157.3
Selling, general and administrative intangible amortization	102.4	75.6	297.7	223.3
Loss (gain) on disposal of assets	6.5	2.7	(37.3)	6.6
Multiemployer pension withdrawals	(1.7)	4.2	(1.7)	184.2
Land and Development impairments	-	1.7	13.0	29.3
Restructuring and other costs	17.9	17.1	107.1	65.1
Operating profit	421.4	385.1	1,004.1	764.2
Interest expense, net	(111.1)	(76.7)	(317.3)	(219.8)
(Loss) gain on extinguishment of debt	(3.2)	0.9	(4.7)	-
Pension and other postretirement non-service income	18.9	21.3	54.9	70.5
Other income (expense), net	3.7	9.7	(2.3)	13.3
Equity in income of unconsolidated entities	1.7	15.5	8.3	31.2
Income before income taxes	331.4	355.8	743.0	659.4
Income tax (expense) benefit	(77.6)	(84.5)	(187.5)	969.9
Consolidated net income	253.8	271.3	555.5	1,629.3
Less: Net income attributable to noncontrolling interests	(1.2)	(3.1)	(3.4)	(2.8)
Net income attributable to common stockholders	$252.6	$268.2	$552.1	$1,626.5

Computation of diluted earnings per share under the two-class method (in millions, except per share data)

Net income attributable to common stockholders	$252.6	$268.2	$552.1	$1,626.5
Less: Distributed and undistributed income available to participating securities	-	-	-	(0.2)
Distributed and undistributed income available to common stockholders	$252.6	$268.2	$552.1	$1,626.3

Diluted weighted average shares outstanding	258.6	260.6	259.1	260.0

Diluted earnings per share	$0.98	$1.03	$2.13	$6.25

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales:

Corrugated Packaging	$3,072.8	$2,444.6	$8,797.3	$7,155.6
Consumer Packaging	1,650.1	1,669.6	4,937.2	4,908.2
Land and Development	8.6	64.8	23.3	102.9
Intersegment Eliminations	(41.5)	(41.5)	(120.4)	(118.2)
Total net sales	$4,690.0	$4,137.5	$13,637.4	$12,048.5

Income before income taxes:

Corrugated Packaging	$392.7	$321.9	$949.8	$854.6
Consumer Packaging	91.0	126.1	253.1	314.9
Land and Development	1.6	9.9	2.8	25.3
Total segment income	485.3	457.9	1,205.7	1,194.8

(Loss) gain on sale of certain closed facilities	(2.7)	-	47.8	-
Multiemployer pension withdrawals	1.7	(4.2)	1.7	(184.2)
Land and Development impairments	-	(1.7)	(13.0)	(29.3)
Restructuring and other costs	(17.9)	(17.1)	(107.1)	(65.1)
Non-allocated expenses	(24.4)	(13.0)	(67.8)	(50.3)
Interest expense, net	(111.1)	(76.7)	(317.3)	(219.8)
(Loss) gain on extinguishment of debt	(3.2)	0.9	(4.7)	-
Other income (expense), net	3.7	9.7	(2.3)	13.3
Income before income taxes	$331.4	$355.8	$743.0	$659.4

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Consolidated net income	$253.8	$271.3	$555.5	$1,629.3

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	385.3	315.4	1,128.1	937.9
Cost of real estate sold	6.3	56.7	17.3	83.8
Deferred income tax (benefit) expense	(3.2)	60.0	36.4	(1,162.7)
Share-based compensation expense	15.8	15.3	51.3	49.2
Pension and other postretirement funding (more) than expense (income)	(17.3)	(24.6)	(44.3)	(74.4)
Multiemployer pension withdrawals	(1.7)	4.2	(1.7)	184.2
Land and Development impairments	-	1.7	13.0	29.3
Other impairment adjustments	0.5	1.5	10.5	11.9
Loss (gain) on disposal of plant and equipment and other, net	6.3	1.6	(39.2)	0.8
Other	(15.2)	(31.6)	(61.5)	(47.2)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(23.4)	(149.9)	93.9	(447.4)
Inventories	28.0	42.2	(39.5)	(40.8)
Other assets	(42.8)	(63.9)	(171.7)	(119.9)
Accounts payable	17.1	56.3	(126.3)	(11.0)
Income taxes	(2.5)	(10.9)	(29.5)	83.2
Accrued liabilities and other	127.6	116.6	7.3	29.4
Net cash provided by operating activities	734.6	661.9	1,399.6	1,135.6

Investing activities:

Capital expenditures	(351.4)	(238.8)	(976.8)	(665.5)
Cash paid for purchase of businesses, net of cash acquired	(19.0)	(3.0)	(3,368.3)	(188.2)
Cash receipts on sold trade receivables	-	93.0	-	346.1
Investment in unconsolidated entities	(10.2)	(0.1)	(10.4)	(111.1)
Proceeds from sale of property, plant and equipment	3.0	6.7	108.3	22.4
Proceeds from property, plant and equipment insurance settlement	7.7	1.4	16.5	6.2
Other	19.8	38.1	30.0	46.3
Net cash used for investing activities	(350.1)	(102.7)	(4,200.7)	(543.8)

Financing activities:

Proceeds from issuance of notes	999.7	-	2,498.2	1,197.3
(Repayments) additions to revolving credit facilities	(124.3)	(94.0)	47.7	0.3
Additions to debt	483.1	0.9	4,441.0	854.1
Repayments of debt	(1,455.4)	(12.3)	(4,665.0)	(2,022.7)
Changes in commercial paper, net	(142.7)	(63.3)	445.6	-
Other financing (repayments) additions	(3.4)	4.2	13.2	(20.3)
Issuances of common stock, net of related minimum tax withholdings	5.4	5.8	8.6	23.2
Purchases of common stock	-	(100.8)	(88.6)	(100.8)
Cash dividends paid to stockholders	(117.0)	(110.3)	(350.7)	(329.7)
Cash distributions paid to noncontrolling interests	(0.6)	(18.0)	(3.4)	(26.6)
Other	(10.1)	30.9	(7.1)	6.0
Net cash (used for) provided by financing activities	(365.3)	(356.9)	2,339.5	(419.2)

Effect of exchange rate changes on cash and cash equivalents	5.7	(22.1)	3.9	(24.0)
Increase (decrease) in cash and cash equivalents and restricted cash	24.9	180.2	(457.7)	148.6
Cash and cash equivalents, and restricted cash at beginning of period	154.2	272.4	636.8	304.0

Cash and cash equivalents, and restricted cash at end of period	$179.1	$452.6	$179.1	$452.6

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$83.8	$39.0	$178.1	$108.8
Interest, net of amounts capitalized	$47.0	$16.1	$249.9	$151.2

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	June 30,	September 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$179.1	$636.8
Accounts receivable (net of allowances of $50.5 and $49.7)	2,398.1	2,010.7
Inventories	2,074.2	1,829.6
Other current assets	515.7	248.5
Assets held for sale	26.6	59.5
Total current assets	5,193.7	4,785.1

Property, plant and equipment, net	11,169.3	9,082.5
Goodwill	7,321.9	5,577.6
Intangibles, net	4,174.8	3,122.0
Restricted assets held by special purpose entities	1,276.0	1,281.0
Prepaid pension asset	463.3	420.0
Other assets	1,213.1	1,092.3
Total Assets	$30,812.1	$25,360.5

Liabilities and Equity
Current liabilities:
Current portion of debt	$779.1	$740.7
Accounts payable	1,706.8	1,716.8
Accrued compensation and benefits	427.8	399.3
Other current liabilities	676.8	476.5
Total current liabilities	3,590.5	3,333.3

Long-term debt due after one year	9,759.1	5,674.5
Pension liabilities, net of current portion	246.0	261.3
Postretirement medical liabilities, net of current portion	142.5	134.8
Non-recourse liabilities held by special purpose entities	1,147.4	1,153.7
Deferred income taxes	2,965.8	2,321.5
Other long-term liabilities	1,116.2	994.8
Redeemable noncontrolling interests	3.3	4.2

Total stockholders' equity	11,827.7	11,469.4
Noncontrolling interests	13.6	13.0
Total Equity	11,841.3	11,482.4
Total Liabilities and Equity	$30,812.1	$25,360.5

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Net Sales and Segment Net Sales Adjusted for Recycling Sales

WestRock uses the non-GAAP financial measures “Net sales, excluding Recycling,” and “Segment net sales, excluding Recycling.” Management believes these measures are useful to investors to assess the results of the Corrugated Packaging segment across comparative periods given that we expect to have no recycling sales in fiscal 2019, since at the end of fiscal 2018 we began conducting our recycling operations primarily as a procurement function. The consolidated financial results and Corrugated Packaging segment tables include reconciliations of these non-GAAP financial measures.

Adjusted Segment EBITDA and Adjustments to Adjusted Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA.” These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins,” along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended June 30, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$331.4	$(77.6)	$253.8
Restructuring and other items	n/a	n/a	n/a	17.9	(4.0)	13.9
Direct expenses from Hurricane Michael, net of related proceeds	3.6	-	-	3.6	(0.9)	2.7
Accelerated depreciation on major capital projects and certain plant closures	n/a	n/a	n/a	9.4	(2.3)	7.1
Losses at closed plants, transition and start-up costs	6.7	1.1	-	8.6	(2.7)	5.9
Loss on sale of certain closed facilities	n/a	n/a	n/a	2.7	(0.7)	2.0
Loss on extinguishment of debt	n/a	n/a	n/a	3.2	(0.7)	2.5
Land and Development impairment and operating results	n/a	n/a	(1.6)	(1.6)	0.4	(1.2)
Other	-	0.5	1.0	1.5	(0.4)	1.1
Adjustments/ Adjusted Results	$10.3	$1.6	$(0.6)	$376.7	$(88.9)	$287.8
Noncontrolling interests						(1.2)
Adjusted Net Income						$286.6

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes," "Income tax (expense) benefit" and "Consolidated net income," respectively, as reported on the statements of income.

	Three Months Ended June 30, 2018

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$355.8	$(84.5)	$271.3
Impact of Tax Cuts and Jobs Act	n/a	n/a	n/a	-	4.1	4.1
Multiemployer pension withdrawal	n/a	n/a	n/a	4.2	(1.1)	3.1
Restructuring and other items	n/a	n/a	n/a	17.1	(4.4)	12.7
Land and Development impairment and operating results	n/a	n/a	(10.3)	(5.8)	1.6	(4.2)
Losses at closed plants and transition costs	0.6	0.1	n/a	0.8	(0.2)	0.6
Accelerated depreciation on major capital projects	n/a	n/a	n/a	6.8	(1.9)	4.9
Gain on extinguishment of debt	n/a	n/a	n/a	(0.9)	0.2	(0.7)
Gain on sale of waste services	n/a	n/a	n/a	(12.3)	3.7	(8.6)
Other	2.7	n/a	0.1	5.2	(0.8)	4.4
Adjusted Results	$3.3	$0.1	$(10.2)	$370.9	$(83.3)	$287.6
Noncontrolling interests						(3.1)
Adjusted Net Income						$284.5

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes," "Income tax (expense) benefit" and "Consolidated net income," respectively, as reported on the statements of income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Adjusted earnings per diluted share to Earnings per diluted share.

	Three Months Ended
	June 30, 2019	June 30, 2018

Earnings per diluted share	$0.98	$1.03

Restructuring and other items	0.05	0.05
Direct expenses from Hurricane Michael, net of related proceeds	0.01	-
Accelerated depreciation on major capital projects and certain plant closures	0.03	0.02
Losses at closed plants, transition and start-up costs	0.03	-
Loss on sale of certain closed facilities	0.01	-
Loss on extinguishment of debt	0.01	-
Land and Development impairment and operating results	(0.01)	(0.02)
Impact of Tax Cuts and Jobs Act	-	0.02
Multiemployer pension withdrawal	-	0.01
Gain on sale of waste services	-	(0.03)
Other	-	0.01
Adjusted earnings per diluted share	$1.11	$1.09

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarter ended June 30, 2019 and 2018 (in millions, except percentages):

Reconciliation for the Quarter Ended June 30, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$3,072.8	$1,650.1	$8.6	$(41.5)	$4,690.0
Less: Trade sales	(100.0)	-	-	-	(100.0)
Adjusted Segment Sales	$2,972.8	$1,650.1	$8.6	$(41.5)	$4,590.0

Segment income	$392.7	$91.0	$1.6	$-	$485.3
Non-allocated expenses	-	-	-	(24.4)	(24.4)
Depreciation & amortization	241.4	140.7	-	3.2	385.3
Segment EBITDA	634.1	231.7	1.6	(21.2)	846.2
Adjustments (1)	10.3	1.6	(1.6)	1.0	11.3
Adjusted Segment EBITDA	$644.4	$233.3	$-	$(20.2)	$857.5

Segment EBITDA Margins	20.6%	14.0%
Adj. Segment EBITDA Margins	21.7%	14.1%

(1) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Quarter Ended June 30, 2019

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,690.5	$102.8	$279.5	$3,072.8
Less: Trade sales	(100.0)	-	-	(100.0)
Adjusted Segment Sales	$2,590.5	$102.8	$279.5	$2,972.8

Segment income	$368.9	$8.9	$14.9	$392.7
Depreciation & amortization	223.7	14.3	3.4	241.4
Segment EBITDA	592.6	23.2	18.3	634.1
Adjustments (2)	4.8	5.5	-	10.3
Adjusted Segment EBITDA	$597.4	$28.7	$18.3	$644.4

Segment EBITDA Margins	22.0%	22.6%		20.6%
Adj. Segment EBITDA Margins	23.1%	27.9%		21.7%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.
(2) See the Adjusted Net Income tables on page 12 for adjustments

Reconciliation for the Quarter Ended June 30, 2018

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,444.6	$1,669.6	$64.8	$(41.5)	$4,137.5
Less: Recycling sales	(111.4)	-	-	5.7	(105.7)
	2,333.2	1,669.6	64.8	(35.8)	4,031.8
Less: Trade sales	(97.9)	-	-	-	(97.9)
Adjusted Segment Sales	$2,235.3	$1,669.6	$64.8	$(35.8)	$3,933.9

Segment income	$321.9	$126.1	$9.9	$-	$457.9
Non-allocated expenses	-	-	-	(13.0)	(13.0)
Depreciation & amortization	177.6	136.1	0.4	1.3	315.4
Segment EBITDA	499.5	262.2	10.3	(11.7)	760.3
Adjustments (1)	3.3	0.1	(10.3)	0.1	(6.8)
Adjusted Segment EBITDA	$502.8	$262.3	$-	$(11.6)	$753.5

Segment EBITDA Margins	20.4%	15.7%
Adj. Segment EBITDA Margins	22.5%	15.7%

(1) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Quarter Ended June 30, 2018

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,208.5	$104.9	$131.2	$2,444.6
Less: Recycling sales	-	-	(111.4)	(111.4)
	2,208.5	104.9	19.8	2,333.2
Less: Trade sales	(97.9)	-	-	(97.9)
Adjusted Segment Sales	$2,110.6	$104.9	$19.8	$2,235.3

Segment income	$304.6	$14.0	$3.3	$321.9
Depreciation & amortization	158.9	15.7	3.0	177.6
Segment EBITDA	463.5	29.7	6.3	499.5
Adjustments (2)	0.1	2.7	0.5	3.3
Adjusted Segment EBITDA	$463.6	$32.4	$6.8	$502.8

Segment EBITDA Margins	21.0%	28.3%		20.4%
Adj. Segment EBITDA Margins	22.0%	30.9%		22.5%

(1) The "Other" column includes our Recycling and India corrugated operations.
(2) See the Adjusted Net Income tables on page 12 for adjustments

Adjusted Operating Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Operating Cash Flow”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” to Net cash provided by operating activities for the three months ended June 30, 2019 and June 30, 2018 (in millions):

	Three Months Ended
	June 30, 2019	June 30, 2018
Net cash provided by operating activities	$734.6	$661.9
Plus: Retrospective accounting policy adoptions	-	109.7
Plus: Cash Restructuring and other costs, net of income tax benefit of $4.7 and $3.9	14.6	11.1
Adjusted Operating Cash Flow	$749.2	$782.7

Net Debt

WestRock defines the non-GAAP measure “Net Debt” to include the aggregate debt obligations reflected in our consolidated balance sheet, less cash and cash equivalents. Management uses Net Debt, along with other factors, to evaluate our financial condition. WestRock believes that Net Debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of its decisions regarding the appropriate use of cash and liquid investments. Set forth below is a reconciliation of Net Debt to the most directly comparable GAAP measure “total debt” (consisting of “Current portion of debt” plus “Long-term debt due after one year”) for the current quarter and the prior quarter.

	June 30, 2019	March 31, 2019
Current portion of debt	$779.1	$1,422.4
Long-term debt due after one year	9,759.1	9,373.1
Total debt	10,538.2	10,795.5
Less: Cash and cash equivalents	(179.1)	(154.2)
Net Debt	$10,359.1	$10,641.3

Reduction in Net Debt	$282.2

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com

Media:
John Pensec, 470-328-6397
Director, Corporate Communications
mediainquiries@westrock.com